Exhibit 99

PRESS RELEASE
FOR IMMEDIATE RELEASE:	October 31, 2013
For Further Information:	Timothy T. O'Dell, CEO
Phone: 330.576.1208
Fax: 330.666.7959

CENTRAL FEDERAL CORPORATION ANNOUNCES SALE OF FAIRLAWN BUILDING

AND NEW LOCATIONS

Fairlawn, Ohio – October 31, 2013  - CFBank (Central Federal Corporation, CFC) (NASDAQ: CFBK), Central Federal Corporation parent company of CFBank announced it has completed the sale of its former Fairlawn office building.

CFBank earlier this year announced its expansion plans into the Cleveland market along with the expansion of banking service capabilities for its Fairlawn customers. CFBank is finalizing negotiations for moving into a full service branch location less than 200 yards from its current location on Smith Road in Fairlawn. The branch location provides both drive thru capabilities and an onsite ATM service, enhancing the services available to its Fairlawn customers.

Additionally CFBank will be establishing a presence in the Cleveland market in early 2014. CFBank is a full service business bank and has a growing customer base of business clients and entrepreneurs based in Cleveland.

CFBank is a wholly owned subsidiary of Central Federal Corporation, a publicly traded corporation. Central Federal Corporation shares trade on the NASDAQ stock exchange, ticker symbol: CFBK.

About Central Federal Corporation and CFBank

Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank is a full service business bank, along with being an active residential mortgage lender, in addition to providing consumer deposit and loan products and services.   We serve the NE and Central Ohio markets through our offices in Fairlawn and Worthington, Ohio. In addition, we have full service banking offices in Calcutta and Wellsville, Ohio, which are located in what is considered the Utica Shale investment corridor. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information

Statements in this release that are not statements of historical fact are forward-looking statements. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this release speak only as of the date they are made. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.